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                                                                    EXHIBIT 5.01


                            SMITH, ANDERSON, BLOUNT,
                      DORSETT, MITCHELL & JERNIGAN, L.L.P.


            OFFICES                                          MAILING ADDRESS
2500 FIRST UNION CAPITOL CENTER                               P.O. BOX 2611
 RALEIGH, NORTH CAROLINA 27601                           RALEIGH, NORTH CAROLINA
                                                                27602-2611
                               February 18, 1999
                                                       TELEPHONE: (919) 821-1220
                                                       FACSIMILE: (919) 821-6800




Quintiles Transnational Corp.
4709 Creekstone Drive
Riverbirch Building, Suite 200
Durham, North Carolina 27703-8411

         RE:  REGISTRATION STATEMENT ON FORM S-4

Ladies and Gentlemen:

         We are counsel for Quintiles Transnational Corp. (the "Company") in connection with the issuance by the Company of up to a maximum of 5,122,623 shares of the Company's Common Stock, $0.01 par value per share, and 2,561,312 contingent value payments (the "CVPs") to be issued in exchange for the shares of Common Stock of Pharmaceutical Marketing Services Inc. ("PMSI") outstanding as of the effective date of the merger of PMSI with and into QTRN Acquisition Corp., a North Carolina corporation which has not engaged in any material operations since its incorporation and is a wholly owned subsidiary of the Company (the "Merger"). These shares and CVPs are described in the Company's Registration Statement on Form S-4 to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), on February 18, 1999, with which this opinion will be filed as an exhibit (the "Registration Statement"). This opinion is furnished pursuant to the requirement of Item 601(b)(5) of Regulation S-K under the Act.

         We have examined the Amended and Restated Articles of Incorporation, as amended, and the Amended and Restated Bylaws of the Company, the minutes of the meetings of the Board of Directors of the Company relating to the authorization and the issuance of securities and such other documents, records, and matters of law as we have deemed necessary for purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents as originals, the conformity to originals of all documents submitted to us as certified copies or photocopies, and the authenticity of the originals of such latter documents. In rendering the opinion set forth below, we have relied on a certificate of a Company officer, whom we believe is responsible.

         Based upon the foregoing and the additional qualifications set forth below, it is our opinion, as of the date hereof, that:


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February 18, 1999
Page 2


         1. The shares of Common Stock of the Company which are being registered pursuant to the Registration Statement are duly authorized and, when issued and delivered in exchange for the shares of PMSI Common Stock surrendered in the Merger, as contemplated by the Registration Statement, such shares will be validly issued, fully paid and nonassessable.

         2. The CVPs of the Company which are being registered pursuant to the Registration Statement are duly authorized by the Company and when the CVPs have been duly issued by the Company as contemplated by and in accordance with the Merger Agreement, including Exhibit A thereto, as contemplated by the Registration Statement, the CVPs will be validly issued, fully paid and nonassessable and will constitute binding obligations of the Company.

         The opinion set forth in paragraph 2 above is subject to (i) the effect of applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, and similar laws affecting the enforcement of creditors' rights generally and (ii) the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law), which may, among other things, deny rights of specific performance.

         The opinion expressed herein does not extend to compliance with state and federal securities laws relating to the sale of these securities.

         We hereby consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. Such consent shall not be deemed to be an admission that this firm is within the category of persons whose consent is required under Section 7 of the Act, or the regulations promulgated by the Commission pursuant to such Act.

         This opinion is limited to the laws of the State of North Carolina, and no opinion is expressed as to the laws of any other jurisdiction.

         Our opinion is as of the date hereof, and we do not undertake to advise you of matters that might come to our attention subsequent to the date hereof which may affect our legal opinion expressed herein.

                                          Sincerely yours,



                                          /s/ SMITH, ANDERSON, BLOUNT, DORSETT,
                                              MITCHELL & JERNIGAN, L.L.P.